Exhibit 23.3

We hereby consent to the incorporation by reference in the Amendment No. 1 to Registration Statements on Form S-8 (No.333-233156) and (No. 333-262233) of SNDL Inc. of our report dated September 19, 2022, relating to the consolidated financial statements of Alcanna Inc., which appears in the Current Report on Form 6-K of SNDL Inc. dated September 19, 2022.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Edmonton, Alberta, Canada

September 19, 2022

PricewaterhouseCoopers LLP

Stantec Tower, 10220 103 Ave NW, Floor 22, Edmonton, Alberta, Canada T5J 0K4

T: +1 780 441 6700, F: +1 780 441 6776

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.